AGREEMENT OF PURCHASE AND SALE

	This Agreement of Purchase and Sale (this "Agreement") is entered into this 22nd day of August, 2005, by and between InZon Corporation, a Nevada corporation ("Buyer"), and SAE Group, Inc., a Florida corporation ("Seller"). At times herein, Buyer and Seller are referred to as the "Parties."

	THE PARTIES ENTER INTO THIS AGREEMENT on the basis of the following facts, understandings and intentions:

             A. Seller is engaged in and conducts the business (the "Business") of creating and maintaining software applications (the "Products") marketed to satellite operators, audio and video broadcast networks, broadcast news organizations, satellite service brokers, backhaulers, domestic and international full-time circuit providers, and teleport operations.

	     B. Seller also owns (i) certain technology software, equipment and associated devices located at Seller's Delray Beach, Florida offices, and, to the extent assignable, all entitlements, permits and other intangible property used in connection therewith (collectively, the "Equipment").

  	     C. Seller also owns certain know-how, trade names, brand names, trademarks, inventions, technology, trade secrets, customer lists, inventory, ideas, processes, documentation, design documentation and specifications, and tangible or intangible proprietary information or material (herein the "Intellectual
Property").

	     D. Seller also owns certain other assets related to or associated with the Business (excluding the Excluded Assets), including Customer (defined hereinbelow) lists, Accounts Receivable (defined hereinbelow), prepaid expenses, Inventories (defined hereinbelow), work in progress under Assumed Customer Contracts (defined hereinbelow), books of account, customer lists, price lists, correspondence, data, sales literature, sales data, accounting information relating to the Business, client files (for active and inactive matters), books and records, files, personnel files of employees of the Business who are employed by Buyer from and after the Closing, data bases, manuals, e-mails, ledgers, papers and records and tax returns, in whatever form or medium related to the Business, all goodwill related to the Business, all telephone numbers, e-mail addresses, websites, and domain names related to the Business, all causes of action, judgments and claims or demands against others of whatever kind or description related to the Business, and all other property owned or used by Seller, whether tangible or intangible, used by or in the Business and located at its business location, whether or not expressly referred to herein (all of the foregoing being at times referred to herein as the "Other Business Assets").

	     E. The Parties desire to effect a business transaction whereby (i) Seller will sell, and Buyer will purchase, substantially all of the assets of the Business (other than the Excluded Assets); viz: the Equipment, the Intellectual Property, and the Other Business Assets (collectively herein the "Acquired Assets"), on the terms, covenants and conditions provided herein; and

	     F. For purposes of this Agreement, the following terms shall have the meanings given below:

	     F.1. "Accounts Receivable" means all rights to payment for goods sold, licensed or leased or for services rendered to Customers in connection with the Business, all sums of money or other proceeds due or becoming due thereon and all instruments pertaining thereto;

	     F.2. "Acquired Assets" has the meaning set forth in recital "D" above;

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

	     F.3. [Intentionally Omitted]

	     F.4. "Assumed Customer Contracts" means the Customer
Contracts assumed by Buyer hereunder and listed as such on the attached Exhibit 4;

	     F.5. "Business" has the meaning set forth in recital "A" above;

	     F.6. "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in the state of Florida are authorized to be closed for business;

	     F.7. "Claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured;

	     F.8. "Closing" means the consummation of the transaction contemplated hereby, and the recordation of the instruments necessary to vest good title to the Equipment in Buyer in accordance with the terms and provisions of this Agreement;

       	     F.9. "Closing Date" means a date when the transaction contemplated hereby has been consummated;

      	     F.10. "Code" means the Internal Revenue Code of 1986, any amendments thereto, any successor statutes and any regulations promulgated thereunder;

	     F.11. "Customer" means each party included in Seller's entire end user customer base with regard to the Business;

	     F.12. "Customer Contracts" means any and all contracts and agreements related to the Customers listed on Exhibit 4 of this Agreement;

	     F.13. "Employees" means all employees of Seller engaged primarily in the Business;

	     F.14. "Execution Date" shall mean the date set forth at the beginning hereof.

	     F.15. "Excluded Assets" has the meaning set forth in
Section 5;

	     F.16. [Intentionally Omitted]

	     F.17. "Governmental Authority" means any agency, board, bureau, executive, court, commission, department, legislature, tribunal, instrumentality or administration of the United States, or any state, provincial, territorial, municipal, county, local or other governmental entity in the United States;

	     F.18. "Governmental Permits" means all licenses, permits, approvals, consents, certificates, waivers, exemptions, orders, registrations, variances and other authorizations from any and all Governmental Authorities, including any state sales tax numbers, used or held for use in connection with the conduct of the Business;

	     F.19. "Intellectual Property" has the meaning set forth in recital "C" above;

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

	     F.20. "Inventories" means all inventories of raw materials, works in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies;

	     F.21. "Knowledge of Seller" means the actual knowledge, after due inquiry, of Mr. Richard Dea as President and Chief Executive Officer of Seller;

	     F.22. "Law" means any law, statute, regulation, rule, code, ordinance or court order enacted, adopted, issued or promulgated by any Governmental Authority;

	     F.23. "Liability" or "Liabilities" means any and all material liabilities, obligations, judgments, damages, charges, costs, debts and indebtedness of any and every kind and nature whatsoever, absolute or contingent, liquidated or unliquidated, in Law, equity or otherwise;

	     F.24. "Lien" means, with respect to any asset or property of any character, any mortgage, pledge, security interest, lien (including any mechanic's or materialman's lien, tax lien, shipper or warehousemen lien or customs lien), right of first refusal, option or other right to acquire, transfer for security, charge, Claim, easement, conditional sale agreement, title retention agreement, defect in title, or other encumbrance or adverse Claim of any nature pertaining to or affecting such asset or property, whether voluntary or involuntary and whether arising by Law, contract or otherwise, including without limitation, in the case of any Accounts Receivable, any right or claim of any person other than Seller upon or with respect to the proceeds thereof;

	     F.25. "Material Adverse Change" means any change or changes in, or effect on, the Business or the Acquired Assets that is individually, or are in the aggregate, reasonably likely to be materially adverse to the financial condition of the Business or the Acquired Assets, each taken as a whole, other than (i) any change or effect in any way resulting from or arising in connection with this Agreement or the transaction contemplated hereby (including any announcement with respect to this Agreement or the transaction contemplated hereby); (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business or economic conditions relating to any industries in which Seller participates, that is not specific to Seller; (iii) any change in or effect on the Acquired Assets or the Business that is cured (including by the payment of money) by Seller, (iv) any change in or effect on the Acquired Assets or the Business resulting from any loss of Customers (including any reduction in revenue therefrom), and (v) any change in or effect on the Acquired Assets or the Business resulting from the resignations of any Employees;

	     F.26. "Ordinary Course of Business" means the ordinary course of business of Seller and consistent with Seller's past custom and practice;

	     F.27. "Other Business Assets" has the meaning set forth in recital "D" above;

	     F.28. "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of Seller or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance

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

or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use of the Acquired Assets, and (v) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use of the Acquired Assets;

	     F.29. "Person" means any individual, corporation, partnership, proprietorship, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity, organization or institution of any type whatsoever;

	     F.30. "Seller" has the meaning set forth in the preamble;

	     F.31. "Tax" means any federal, state, local, or other income, alternative, minimum, inheritance, accumulated earnings, personal holding company, corporation, franchise, capital stock, net worth, capital, profits, windfall profits, capital gain, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, environmental, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not); and

	     F.32. "Tax Return" means any return, report, declaration, form, Claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

	NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements of the parties as herein set forth, the parties hereto agree as follows:

        1. Equipment Purchase. Seller agrees to sell the Equipment to Buyer, and Buyer agrees to purchase the Equipment from Seller, on all of the terms, covenants and conditions provided herein.

	2. Intellectual Property Purchase. Seller agrees to sell the Intellectual Property to Buyer, and Buyer agrees to purchase the Intellectual Property from Seller, on all of the terms, covenants and conditions provided herein. At the Closing, Seller shall execute and deliver to Buyer the form of Bill of Sale and Assignment attached as
Exhibit 5. Other than the rights expressly set forth herein, Seller shall, after the Closing, have no further or continuing interest in the Intellectual Property. At the Closing, Seller shall provide to Buyer the original source codes for any software technology included in the Intellectual Property, as well as all files in its possession regarding the technology embodied in the Intellectual Property. Seller further agrees at any time after the Closing to execute and to deliver upon request of the Buyer, at Buyer's expense, such additional documents, if any, as may be necessary or desirable to protect the Intellectual Property or to give full effect to this Agreement.

	3. Other Business Assets. Seller agrees to sell the Other Business Assets to Buyer, and Buyer agrees to purchase the Other
Business Assets from Seller, on all of the terms, covenants and conditions provided herein.

	4. Excluded Assets and Liabilities. The transaction contemplated herein shall not include the purchase and sale of the assets more particularly described in the attached Exhibit 6 (the

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

"Excluded Assets") or the assumption by Buyer of any of the Seller's
Liabilities.

	5. Consideration and Purchase Price. In consideration for the Acquired Assets and in full payment therefore, Buyer shall deliver to the stockholder of Seller at Closing Eight Hundred Thousand (800,000) restricted and unregistered common shares (the "InZon Shares") of Buyer's parent company, InZon Corporation, a Nevada corporation ("Parent") (the "Purchase Price").

	6. Conditions Precedent. At or before the Closing, the following conditions precedent ("Conditions Precedent") shall be either satisfied or waived by Buyer as a condition to Buyer's obligation to proceed with the purchase of the Acquired Assets:

		a. Title. The Acquired Assets shall not be subject to any liens or encumbrances of record, except as permitted hereunder;

		b. Condition of Assets. Buyer shall have reviewed and approved all reports and other documents pertinent to the Acquired Assets. As of the Closing, there shall have been no Material Adverse Change in the physical condition of any of the Acquired Assets which would materially and adversely affect Buyer's use and enjoyment of the same from and after the Closing; and

		c. Seller's Performance. Seller shall have performed all of its obligations under this Agreement.

	7. No Encumbrance or Transfer. Except as provided herein, Seller shall not encumber, lease, transfer, assign or sell all or any portion, or interest in, any of the Acquired Assets, or enter into any agreement or contract affecting or relating thereto without Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion.

        8. Closing. At the Closing (and assuming all conditions set forth herein have been satisfied or waived), the Parties shall take the following actions:

		a. Seller shall execute and deliver to Buyer a Bill of Sale and Assignment, in the form attached hereto as Exhibit "5"; and

		b. Buyer shall cause Parent to issue and deliver to Seller the InZon Shares.

	9. Brokers. Buyer and Seller each represent to the other that they have not engaged any broker or finder in connection with the transaction contemplated by this Agreement. Buyer shall indemnify, defend and hold Seller harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim against Seller for any fee or commission by any broker or finder claiming by or through Buyer. Seller shall indemnify, defend and hold Buyer harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder claiming by or through Seller. The covenants contained herein shall survive the Closing.

	10. Seller's Representations, Warranties and Covenants. Seller hereby makes the following representations and warranties to Buyer which representations and warranties shall survive the Closing for a period of twelve (12) months (at which time these representations and warranties shall expire):


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

		(a) Litigation; Government Action. Except as disclosed to Buyer in writing, there is no claim, litigation, or notice that any of the Acquired Assets is in violation of any law, or that any governmental investigation is presently pending with respect to which Seller has been served with process or other notice thereof or, to the best Knowledge of Seller, otherwise pending or threatened, against or relating thereto. There is no Liability of Seller which will become a Liability of Buyer following the Closing;

		(b) Status and Authority. Seller is a corporation organized and in good standing in the State of Florida, and has the power and authority to enter into this Agreement. No other authorizations or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Seller to enter into or to comply with the terms of this Agreement.

 		(c) Binding Effect of Documents. This Agreement and the other documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly entered into by Seller, and will constitute the legal, valid and binding obligation of Seller. Neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement, or instrument to which Seller is a party or by which it is bound.

		(d) "Best Knowledge" Definition. For purposes of this
Section 10, the term "to the best Knowledge of Seller" shall mean current actual knowledge after usual inquiry.

		(e) "As-Is" Condition. Except as expressly provided in this Agreement, Seller makes no representations or warranties of any kind, express or implied, written or oral, as to the Acquired Assets, the uses thereof or any limitations thereon. Except as provided herein, Buyer is acquiring the Acquired Assets in an "as-is" condition (as such term is most broadly construed), in reliance upon its own inspection and investigation thereof.

 	11. Successors and Assigns. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

 	12. Entire Agreement. This Agreement contains all of the covenants, conditions and agreements between the Parties and shall supersede all prior correspondence, agreements, and understandings, both oral and written. No provision of this Agreement may be amended or modified in any manner except by an agreement in writing duly executed by the Parties.

        13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida as applied to agreements among Florida residents which are entered into and performed entirely within the State of Florida.

        14. Attorneys' Fees; Arbitration.

        	a. Attorneys' Fees. In the event of any litigation or arbitration regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages, injunctive or other relief, reasonable attorneys' fees, expert witness fees, and court costs.

 		b. Arbitration of Disputes. ANY CONTROVERSY OR CLAIM ARISING OUT OF THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION IN
ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION FOR

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

THE ARBITRATION OF COMMERCIAL DISPUTES, AND JUDGMENT ON THE AWARD
RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING
JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE
ENTITLED TO ATTORNEYS' FEES AND COSTS.

        15. Notices. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and either delivered by hand delivery, professional courier service which provides written evidence of delivery or deposited in the United States mail, registered or certified, postage prepaid and addressed as follows:

To Seller: 			SAE Group, Inc.
				Attn: Richard Dea
				600 SeaSage Drive
				Delray Beach FL 33483




To Buyer:			InZon Corporation
				Attn: David F. Levy
                                238 NE First Ave
				Delray Beach FL 33444

The foregoing addresses may be changed by written notice to the other party as provided herein. Notices shall be deemed delivered and received, in the case of personal delivery or delivery by courier as aforesaid, on the day physically delivered to the indicated addressee, and in the case of delivery by United States mail, three (3) Business Days after deposit in the United States mail as aforesaid.

        16. Exhibits. All of the following exhibits described in this Agreement are incorporated herein by this reference and made a part hereof:

	Exhibit 1	Description of the Equipment
	Exhibit 2	Description of the Intellectual Property
	Exhibit 3	[Intentionally Omitted]
	Exhibit 4	Description of Assumed Customer Contracts
	Exhibit 5	Form of Bill of Sale and Assignment
	Exhibit 6	Description of the Excluded Assets

	17. Purchase Price Allocation. The Parties hereby agree that the Purchase Price shall be allocated among the Acquired Assets in the manner determined by Buyer. The Parties covenant and agree to file all federal, state, and local Tax returns in accordance with such allocations and to report the Closing as a taxable transaction.

     	18. Transfer Taxes. All transfer, gains, sales, bulk sales, use and similar conveyance Taxes imposed by reason of the transaction contemplated hereby and any deficiency, interest or penalty asserted with respect thereto shall be paid in accordance with local law and custom.

        19. Authority. Each person executing this Agreement on behalf of a party to this Agreement hereby represents and warrants that he or she has authority to execute this Agreement on behalf of such party.

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

        20. Headings. Headings at the beginning of any paragraph or Section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement or to be used in the interpretation hereof.

        21. Survival. The representations, warranties and covenants of the parties hereto shall survive the Closing, or the termination of the Agreement if the Closing does not occur, subject to the express limitations on survivability contained in this Agreement.

        22. Waiver. No waiver by Buyer or Seller of a breach of any of the terms, covenants, or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Buyer or Seller hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Buyer or Seller to or of any act by the other party requiring the consent or approval of the first party shall not be deemed to waive or render unnecessary such party's consent or approval to or of any subsequent similar acts by the other party.

	23. Confidentiality. Buyer and Seller shall maintain this Agreement in confidence except as required by law and except as required in connection with the performance of each of the obligations of Buyer and Seller hereunder.

	24. Severability. If any phrase, clause, sentence, paragraph, section, article, or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law.

                  [Remainder of page intentionally left blank.]


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


       27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth next to their respective signatures below.






BUYER:            			InZon Corporation, a Nevada
					Corporation



                                        By: /s/ David F. Levy
                                           ------------------------
					Name: David F. Levy
					Its:  President



SELLER:					SAE GROUP, INC., a Florida Corporation



                                        By: /s/ Richard Dea
                                            -----------------------
					Name: Richard Dea
					Its:  President


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

                                   EXHIBIT 1


              [Description of Furniture, Fixtures & Equipment ]

	Description
        ===========


        A. Office Furniture                                 10,000.
        B. PC's (10) & Office Equipment                      8,000.
        C. Lucent Telephone System                           2,000.
        D. Racks & Servers                                  10,000.
                                                           ---------
                                                           $30,000.

                                   EXHIBIT 2


                  [Description of the Intellectual Property]

	All of Seller's right, title and interest in and to, the following (including any reissues, continuations-in-part, revisions, extensions, and reexaminations thereof), all related documentation, including, without limitation, all related copyrights, if any, and the exclusive right to enforce the rights of Seller in the United States and throughout the world in the sole name of Buyer, its successors or assigns, including all rights to profits and damages by reason of past infringement by any party or parties, including the right to sue and collect same for Buyer's and Buyer's successors and assigns own use and benefit, free and clear of any and all liens, encumbrances, or third party claims.

Quantity		Description




(1)             Source Library and Documentation        $ 670,000.
                of Both SatConCS and  Medicaid
                Billing Software



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


                                   EXHIBIT 3

                          [Description of Trademarks]



Trademarks:

SATCON                                     5,000.
SatConCS                                   5,000.
Starfleet                                  5,000.
Hubcasting                                 5,000.
                                         ---------
                                          20,000.

                                   EXHIBIT 4


                [Description of the ASSUMED CUSTOMER CONTRACTS]


Existing Contracts:

1.	HTN  (Term - Indefinite; Monthly income $ 4,800.)
2.	BACC (Term - 3 yrs; Monthly income $ 5,700.)
3.      Retevision (Term Indefinite; Annual Income $ 30,000.)



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



                                   EXHIBIT 5

                          BILL OF SALE AND ASSIGNMENT

	WHEREAS, SAE GROUP, INC., a Florida corporation ("Seller"), is the owner of the property more particularly described in the attached
Schedule 1, incorporated herein by reference (the "Property"); and

        WHEREAS, InZon Corporation, a Nevada corporation
("Purchaser"), wishes to acquire full rights in and ownership of such Property.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, delivers, conveys, assigns and transfers to the Purchaser and the Purchaser's successors and assigns, free and clear of any and all liens, encumbrances or claims of third parties, Seller's entire right, title and interest of every nature, kind and description in and to such Property, including with respect to such portions of the Property constituting intellectual property, all corresponding applications such as continuations, continuations-in-part, divisionals, provisionals, renewals, revivals, reissues, reexaminations, extensions, and foreign counterparts thereof, along with the subject matter of any and all claims which may be obtained in the aforementioned, in the United States and every foreign country, including all rights to profits and damages by reason of past infringement by any party or parties, either the right to sue and collect same for Purchaser's, and Purchaser's successors and assigns own use and benefit, all as more fully described in that certain Agreement of Purchase and Sale between Seller and Purchaser dated August 10 2005, as amended from time to time (the "Agreement").
Seller sells, assigns, transfers, delivers and conveys title to the Property without representation or warranty as expressly set forth in the Agreement.

        UPON SAID CONSIDERATION, Seller appoints Purchaser and Purchaser's successors and assigns as its attorney-in-fact to act in Seller's name and place, to execute, deliver and record any document or instrument of assignment or conveyance necessary to perfect, grant and confirm the rights granted herein, and Seller hereby further conveys to the Purchaser the right to make application in, prosecute, receive and enforce in its own behalf and name such Property.


        IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be duly executed on the date shown below.


SAE GROUP, INC.



By
   -----------------------------
   Richard Dea, President


DATE: 08-22-2005




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



I HEREBY CERTIFY that before me this   th day of               ,2005,
personally appeared Richard Dea, who did sign the foregoing Affidavit and who is personally known by me or who did produce ___________________________ as identification and who did take an oath and affirm that the statements contained in the Affidavit are true and correct.






_______________________________
						Notary Public--State of Florida
						Print Notary Name:
						My Commission Number is:


						My Commission Expires:

                                   Schedule 1

        [Description of Property conveyed by Bill of Sale and Assignment]



///
///

                                   EXHIBIT 6

                      [Description of the EXCLUDED ASSETS]

There shall be excluded from the definition of Acquired Assets, and there shall be no conveyance, sale, transfer, assignment or delivery to Buyer of:

	1. Any Inventory or other assets disposed of by Seller between the Execution Date and the Closing Date in the ordinary course of business consistent with this Agreement;

	2. Any Accounts Receivable liquidated by Seller between the Execution Date and the Closing Date in the ordinary course of business consistent with this Agreement;

	3. All capital stock of Seller;

	4. The name style of Seller; and

	5. All consideration to be received by Seller in the transaction contemplated by this Agreement.

9